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                                                                     Exhibit 3.1

                       CERTIFICATE OF LIMITED PARTNERSHIP

                                       of

                         SUNOCO LOGISTICS PARTNERS L.P.

         This Certificate of Limited Partnership, dated October 15, 2001, has been duly executed and is filed pursuant to Section 17-201 of the Delaware Revised Uniform Limited Partnership Act (the "Act") to form a limited partnership under the Act.

         1. Name. The name of the limited partnership is "Sunoco Logistics Partners L.P."

         2. Registered Office; Registered Agent. The address of the registered office required to be maintained by Section 17-104 of the Act is:

            Corporation Trust Center
            1209 Orange Street
            Wilmington, Delaware  19801.

The name and the address of the registered agent for service of process required to be maintained by Section 17-104 of the Act are:

            The Corporation Trust Company
            Corporation Trust Center
            1209 Orange Street
            Wilmington, Delaware  19801.

         3. General Partner. The name and the business, residence or mailing address of the general partner are:

            Sunoco Partners LLC
            1801 Market Street
            Philadelphia, PA  19103.

         EXECUTED as of the date written first above.

                                                   SUNOCO PARTNERS LLC
                                                   Its General Partner

                                                   By: /s/ Deborah M. Fretz
                                                      --------------------------
                                                          Deborah M. Fretz
                                                          President and Chief
                                                          Executive Officer